Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the references to us and to estimates of reserves contained in this Annual Report on Form 10-K of Rosetta Resources Inc. for the year ended December 31, 2012.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E. 45270 President and Chief Operating Officer

Houston, Texas

February 26, 2013